                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            Homestake Mining Company
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                            Homestake Mining Company
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
1Set forth the amount on which the filing fee is calculated and state how it was determined.

                            HOMESTAKE MINING COMPANY
                             650 CALIFORNIA STREET
                        SAN FRANCISCO, CALIFORNIA 94108

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 10, 1994

To the Shareholders of Homestake Mining Company:

     The annual meeting of shareholders of Homestake Mining Company will be held at the Hyatt Regency Hotel, 5 Embarcadero Center, San Francisco, California, on Tuesday, May 10, 1994, at 11:00 a.m. local time, for the following purposes:

          1.  Election of five Class I Directors.

          2. Approval of the appointment of Coopers & Lybrand as independent auditors for 1994.

          3. Transaction of such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 14, 1994, as the record date for the determination of shareholders entitled to vote at the annual meeting. Only shareholders of record at the close of business on March 14, 1994, will be entitled to vote at the meeting.

     All shareholders are cordially invited to attend the meeting in person. TO ENSURE THAT YOU ARE REPRESENTED AT THE MEETING, PLEASE FILL IN, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, using the return envelope which requires no postage if mailed in the United States. Your early attention to the proxy will be greatly appreciated because it will reduce the cost your Company incurs in obtaining voting instructions from its shareholders.

                                            By Order of the Board of Directors

                                                      SIG

                                            WAYNE KIRK
                                            Secretary

March 25, 1994

                            HOMESTAKE MINING COMPANY
                             650 CALIFORNIA STREET
                        SAN FRANCISCO, CALIFORNIA 94108

                                                                  March 25, 1994

                                PROXY STATEMENT

                  MAY 10, 1994 ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Homestake Mining Company ("Homestake" or the "Company") for use at the annual meeting of shareholders of Homestake to be held at the Hyatt Regency Hotel, 5 Embarcadero Center, San Francisco, California, on Tuesday, May 10, 1994, at 11:00 a.m. local time, or any postponement or adjournment thereof.

     This Proxy Statement and the enclosed proxy card are first being sent to Homestake's shareholders on or about March 25, 1994.

MATTERS TO BE CONSIDERED.

     The following matters will be acted on at the annual meeting:

          1.  Election of five Class I Directors.

          2. Approval of the appointment of Coopers & Lybrand as independent auditors for 1994.

          3. Transaction of such other business as may properly come before the meeting.

VOTING SECURITIES AND VOTING RIGHTS.

     Only shareholders of record on March 14, 1994, or their proxies, will be entitled to vote at the annual meeting of shareholders. On March 14, 1994, Homestake had 137,703,149 shares of common stock outstanding.

     A majority of the shares of Homestake common stock outstanding must be represented at the annual meeting in person or by proxy to constitute a quorum for the transaction of business. Each share of common stock is entitled to one vote on all matters other than the election of directors. In the election of directors, each share of common stock is entitled to one vote for a nominee for each director position. Homestake does not have cumulative voting. A shareholders' list will be available for examination by shareholders at the annual meeting.

VOTING PROCEDURE.

     The shares represented by each properly executed proxy returned to Homestake will be voted at the meeting as indicated on the proxy. If no instructions are given, the persons authorized by the proxy will vote in favor of election of the nominees named in this Proxy Statement and to approve the appointment of Coopers & Lybrand as independent auditors for 1994. Any person giving a proxy has the right to revoke it at any time before it is exercised (1) by filing with the Secretary of Homestake a duly signed revocation or proxy bearing a later date or (2) by voting in person at the meeting.

     The Board of Directors is not aware of any matters other than those set forth above which may come before the annual meeting. If any other matters are properly presented to the meeting for action, unless contrary instructions are given, the persons named in the enclosed form of proxy and acting thereunder have the power to vote in accordance with their best judgment on such matters.

     On voting for Class I Directors, the five nominees receiving the highest number of votes will be elected. Approval of the appointment of independent auditors will require the affirmative vote of a majority of the shares of Homestake common stock represented at the meeting.

     If a proxy is marked with instructions to withhold authority to vote for one or more director nominees or to abstain from voting on any matter, those shares will be treated as represented at the meeting and entitled to vote in determining whether a quorum is present. Withholding authority to vote for a director nominee will not prevent that director nominee from being elected except to the extent the failure to vote for the nominee results in another nominee receiving a larger number of votes. In other matters where approval is required by a majority of shares outstanding or represented at the meeting, abstentions from voting on a matter will have the effect of a vote against the matter.

     If a broker indicates on a proxy that it is not voting shares on any matter, the shares not voted will be counted for purposes of determining the presence of a quorum at the meeting but will not be treated as represented at the meeting or entitled to vote in respect of that matter.

SOLICITATION OF PROXIES.

     The cost of solicitation of proxies will be borne by Homestake. Solicitation of proxies may be made by officers, directors and employees of Homestake in person, by telephone or by mail. In addition, brokers, banks and other nominee holders will be reimbursed for expenses they incur in forwarding proxy materials to and obtaining voting instructions from beneficial owners of Homestake common stock. D.F. King & Co., Inc. has been engaged to assist with proxy solicitation for a fee not to exceed $11,500 plus expenses.

PRINCIPAL HOLDERS OF HOMESTAKE COMMON STOCK.

     On March 14, 1994, there were 21,830 record holders of Homestake common stock.

     As of the close of business on March 14, 1994, the only persons known to Homestake to own beneficially five percent or more of the outstanding Homestake common stock are:

                       NAME AND ADDRESS                      AMOUNT AND NATURE      PERCENT OF
                     OF BENEFICIAL OWNER                  OF BENEFICIAL OWNERSHIP     CLASS
    -----------------------------------------------------------------------------   ----------
    Case, Pomeroy & Company, Inc.(1)                          6,836,776 shares       5.00  %
      529 5th Avenue,
      Suite 1600
      New York, NY 10017
    FMR Corp.(2)                                              7,591,085 shares       5.52  %
      82 Devonshire Street
      Boston, Massachusetts 02109

- ------------

(1) Case, Pomeroy & Company, Inc. has the sole power to vote and to dispose of its shares.

(2) The shares listed as beneficially owned by FMR Corp. are held (i) by FMR Corp.'s wholly owned subsidiary, Fidelity Management & Research Company ("Fidelity"), which holds 7,074,362 shares (5.15%), and (ii) certain other affiliated entities or funds for which FMR Corp. or an affiliate of FMR Corp. is an investment adviser. Edward C. Johnson 3d, with family associates, is the controlling shareholder of FMR Corp. The address of each of Fidelity and Mr. Johnson is 82 Devonshire Street, Boston, Massachusetts 02109.

     The following table shows: (i) the number of shares of Homestake common stock beneficially owned by directors and the five highest paid executive officers, and all directors and executive officers as a group, as of February 28, 1994 (excluding shares which such persons have the right to acquire within 60 days of February 28, 1994 but do not actually own), (ii) the number of shares of Homestake common stock which such persons have the right to acquire within 60 days of February 28, 1994 but do not actually own, and (iii) the total number of shares of Homestake common stock which such persons own and have the right to acquire within 60 days of February 28, 1994. The shares so shown include shares held in Homestake's Savings Plan (determined as of December 31, 1993) for the accounts of executive officers and share rights (determined as of February 28, 1994) granted under the Employees' Stock Option and Share Rights Plan--1988, which entitle outside directors to receive shares on the date of ceasing to serve as a director. Excluding the shares held by Case Pomeroy, but including the shares which the identified persons have the right to acquire but do not own, the shares of Homestake common stock beneficially owned by all directors and executive officers as a group represent less than one percent of the total number of shares of Homestake common stock outstanding.

                                                                                           TOTAL
                                                 NUMBER OF SHARES                         NUMBER
                                                BENEFICIALLY OWNED,      RIGHT TO        OF SHARES
                                                EXCLUDING RIGHT TO    ACQUIRE SHARES     BENEFICIALLY
                     NAME                        ACQUIRE SHARES(1)    WITHIN 60 DAYS       OWNED
- ----------------------------------------------- -------------------   --------------     ---------
M. Norman Anderson.............................          2,529              5,487            8,016
Hadley Case(2).................................        128,099              1,103          129,202
Robert H. Clark, Jr.(2)(3).....................         55,000              1,292           56,292
Harry M. Conger(4).............................        173,376            373,349          546,725
G. Robert Durham...............................          5,000                842            5,842
Douglas W. Fuerstenau..........................          1,300              1,315            2,615
Henry G. Grundstedt............................          1,000                406            1,406
William A. Humphrey............................         61,177            110,400          171,577
Robert K. Jaedicke.............................            400              1,291            1,691
John Neerhout, Jr..............................          1,000                905            1,905
Stuart T. Peeler...............................          5,000              1,440            6,440
Glen L. Ryland.................................          2,800              1,276            4,076
Berne A. Schepman..............................          1,300              1,336            2,636
Peter Steen....................................        156,324             24,154          180,478
Gene G. Elam...................................          3,983             28,525           32,508
Wayne Kirk(5)..................................          1,654             26,225           27,879
Jack E. Thompson...............................          3,418             21,500           24,918
All Directors and Executive Officers as a Group
  (23 persons).................................        615,295            739,918        1,355,213

- ------------

(1) In some instances voting and investment power is shared with the spouse of the identified person.

(2) Does not include 6,836,776 shares owned by Case, Pomeroy & Company, Inc. Hadley Case, with family associates, is the controlling shareholder of Case, Pomeroy. Robert H. Clark, Jr. is a son-in-law of Hadley Case.

(3) Includes 5,000 shares owned by Mr. Clark's adult children as to which Mr. Clark has voting and dispositive power.

(4) Includes 553 shares held of record by a Savings Plan Trust for Mr. Conger's spouse. Mr. Conger disclaims beneficial ownership of these shares.

(5) Includes 200 shares held of record by two of Mr. Kirk's children. Mr. Kirk disclaims beneficial ownership of these shares.

     Messrs. Fuerstenau, Peeler and Schepman respectively hold 2,000, 35,000, and 35,000 common shares of Homestake Gold of Australia Limited ("HGAL"), an
81.5 percent owned subsidiary of the Company which is publicly traded in Australia. The total HGAL shares owned by all directors and executive officers of the Company is less than 0.02 percent of the outstanding HGAL common shares.

     Mr. Steen holds currently exercisable options to acquire 22,222 common shares of Prime Resources Group Inc. ("Prime"), a 54.2 percent owned subsidiary of the Company which is publicly traded in Canada. The shares owned by all directors and executive officers of the Company is less than one percent of the outstanding Prime shares.

     Section 16(a) of the Securities Exchange Act of 1934 and related rules require the Company's directors, executive officers and more than 10% shareholders to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission and with the Company. Based on its review of reports of beneficial ownership filed with the Company and written representations of directors and executive officers, the Company believes that with respect to transactions occurring during 1993 all of its directors, executive officers and more than 10% shareholders timely filed all reports of beneficial ownership required under Section 16(a). On a Form 4 report for December 1993, Harry M. Conger reported the ownership of 553.4 shares of Homestake common stock that were held in a trust for the sole benefit of his wife at the time of their marriage in February 1991, and that continue to be held in that trust for the sole benefit of his wife. The possible acquisition and ownership by Mr. Conger of an interest in those shares was not previously reported by Mr. Conger. Mr. Conger denies any direct or indirect interest in those shares. On a Form 5 report filed in February 1994, Peter Steen reported the beneficial ownership of 15,000 shares of Homestake common stock not previously reported. Such shares were held in an escrow account for the benefit of Mr. Steen and were distributed to Mr. Steen in June 1993 when the escrow was dissolved. With the foregoing possible exceptions, the Company believes that no directors, executive officers or more than 10% shareholders reported in 1993 a transaction or ownership of shares that should have been reported in an earlier year.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Board of Directors of Homestake consists of fourteen members, divided into three classes with staggered terms of three years each. Five Class I Directors are to be elected at the annual meeting. The persons authorized by the enclosed form of proxy will vote each proxy received by them for the election of the five nominees named below unless contrary instructions are given. The term of office for all Class I Directors will commence on election. Glen L. Ryland, one of the five Class I Director nominees, will become age 70 prior to the Company's 1995 annual meeting of shareholders. In accordance with the Company's retirement policy for directors, Mr. Ryland is expected to retire as a director immediately prior to the 1995 annual meeting of shareholders. At the time of Mr. Ryland's resignation, it is expected that the Board of Directors will amend the Company's by-laws to reduce the number of directors to 13, thereby eliminating the resulting vacancy. The term of office for all other Class I Directors will continue until the annual meeting in 1997 or until their successors are elected and qualified.

     Each nominee has consented to be named in this Proxy Statement and to serve if elected. If any nominee should become unable to serve as a director prior to the annual meeting, the persons authorized by the proxy will vote for the election of a substitute nominee recommended by the Nominating Committee of the Board of Directors in place of that nominee.

     THE BOARD OF DIRECTORS OF HOMESTAKE RECOMMENDS A VOTE FOR THE ELECTION OF THE FIVE CLASS I NOMINEES NAMED BELOW. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE NAMED NOMINEES UNLESS INSTRUCTIONS ARE GIVEN TO THE CONTRARY.

INFORMATION CONCERNING NOMINEES FOR ELECTION AS CLASS I DIRECTORS TO SERVE UNTIL 1997 ANNUAL MEETING.

     Certain information as to each nominee for election as a Class I Director is set forth in the table below. The information appearing in the table and the information regarding beneficial ownership of securities by such nominees contained in this Proxy Statement has been furnished to Homestake by the nominees.

                                  AGE AT      DIRECTOR
                               MAY 10, 1994    SINCE             BIOGRAPHICAL INFORMATION
                               ------------   --------    --------------------------------------
M. Norman Anderson............      63          1992      Mr. Anderson is President of Norman
                                                          Anderson & Associates Ltd. (mining
                                                          consultants). Mr. Anderson was a
                                                          director of Homestake Canada Inc.
                                                          (formerly named International Corona
                                                          Corporation) from 1987 to 1993, and
                                                          was the Chairman of the Board of
                                                          Directors of Homestake Canada Inc.
                                                          from February 1991 to July 1992, when
                                                          the Company acquired the outstanding
                                                          voting shares of Homestake Canada Inc.
                                                          He is a director of Prime Resources
                                                          Group Inc. (gold mining), Gulf Canada
                                                          Resources (oil and gas production),
                                                          Solv-ex Corporation (processing tar
                                                          sands), Finning Ltd. (construction
                                                          equipment sales and service), and
                                                          Toronto Dominion Bank.
Robert H. Clark, Jr.*.........      53          1984      Mr. Clark has been Chief Executive
                                                          Officer since 1993, President since
                                                          1983, and a director since 1968 of
                                                          Case, Pomeroy & Company, Inc. (mining,
                                                          oil and gas, real estate). He is a
                                                          director of Putnam Trust Company
                                                          (banking). He was Executive Vice
                                                          President of Felmont Oil Corporation
                                                          from 1979 until Felmont was acquired
                                                          by Homestake in 1984.
Douglas W. Fuerstenau.........      65          1977      Mr. Fuerstenau has been P. Malozemoff
                                                          Professor of Mineral Engineering since
                                                          1987 (emeritus since January 1, 1993)
                                                          and since 1959 has been a Professor of
                                                          Metallurgy, Department of Materials
                                                          Science and Mineral Engineering,
                                                          University of California, Berkeley.
Glen L. Ryland................      69          1983      Mr. Ryland has been President and a
                                                          director of RYCO, Inc. (management
                                                          consulting) since 1985. He was
                                                          Chairman of the Board and Chief
                                                          Executive Officer of Frontier
                                                          Holdings, Inc. (air transportation)
                                                          until 1984. He is a director of US
                                                          West, Inc. (telecommunications).
Berne A. Schepman.............      67          1973      Mr. Schepman has been President of
                                                          Adair Company (management consulting)
                                                          since 1982. He is a director of
                                                          Homestake Gold of Australia Limited.

- ------------

* See "Certain Transactions with Affiliates and Indebtedness of Directors and Officers--Shareholder Agreement with Case Pomeroy" regarding the agreement with the Company under which Mr. Clark is entitled to be nominated as a director. Mr. Clark is the son-in-law of Hadley Case.

INFORMATION CONCERNING CONTINUING DIRECTORS.

     Certain information as to each director who will continue in office is set forth in the following tables. The information appearing in the tables and the information regarding beneficial ownership of securities by such directors contained in this Proxy Statement has been furnished to Homestake by the directors.

CLASS II DIRECTORS TO SERVE UNTIL 1995 ANNUAL MEETING:

                                  AGE AT      DIRECTOR
                               MAY 10, 1994    SINCE             BIOGRAPHICAL INFORMATION
                               ------------   --------    --------------------------------------
Henry G. Grundstedt...........      65          1992      Mr. Grundstedt is a mining consultant.
                                                          He was Executive Vice President of
                                                          Capital Guardian Trust Company (money
                                                          manager of pension and mutual funds)
                                                          from 1985 to 1991 and held other
                                                          executive positions with that firm
                                                          beginning in 1972, specializing in the
                                                          mining and metals industry.
William A. Humphrey...........      67          1982      Mr. Humphrey has been a mining
                                                          consultant since March 1993. He has
                                                          been Vice Chairman of Homestake since
                                                          July 1992, was President and Chief
                                                          Operating Officer of Homestake from
                                                          April 1991 to July 1992, and was an
                                                          Executive Vice President of Homestake
                                                          from 1981 to April 1991. He is a
                                                          director of Homestake Gold of
                                                          Australia Limited.
John Neerhout, Jr.............      63          1989      Mr. Neerhout has been Executive Vice
                                                          President of Bechtel Group Inc.
                                                          (engineering and construction) since
                                                          1986. He is a director and holds
                                                          executive positions with Bechtel Group
                                                          Inc. and other of its affiliated
                                                          companies. He is a director of
                                                          Eurotunnel Plc. (transportation).
Stuart T. Peeler..............      64          1981      Mr. Peeler has been a petroleum
                                                          industry consultant since 1989. From
                                                          1982 until
                                                          1988 he was Chairman of the Board and
                                                          Chief Executive Officer of Statex
                                                          Petroleum, Inc. He is a director of
                                                          CalMat Company (aggregates, asphalt,
                                                          and property development), Chieftain
                                                          International, Inc. (oil and gas
                                                          exploration and production), Chieftain
                                                          International Funding Corp. (financial
                                                          services), and Homestake Gold of
                                                          Australia Limited.
Peter Steen...................      63          1992      Mr. Steen has been President and Chief
                                                          Operating Officer of Homestake since
                                                          July 1992. Mr. Steen has been a
                                                          director of Homestake Canada Inc.
                                                          since 1985 and was the President and
                                                          Chief Executive Officer of Homestake
                                                          Canada Inc. from April 1985 to
                                                          September 1992. He is a director of
                                                          Poco Petroleums Ltd. (oil and gas
                                                          production), and Prime Resources Group
                                                          Inc. (gold mining).

CLASS III DIRECTORS TO SERVE UNTIL 1996 ANNUAL MEETING:

                                  AGE AT      DIRECTOR
                               MAY 10, 1994    SINCE             BIOGRAPHICAL INFORMATION
                               ------------   --------    --------------------------------------
Hadley Case*..................      85          1984      Mr. Case has been Chairman of the
                                                          Board of Case, Pomeroy & Company, Inc.
                                                          (mining, oil and gas, real estate)
                                                          since 1979, was Chief Executive
                                                          Officer from 1983 to 1993 and was
                                                          President from 1941 to 1983. He served
                                                          as Chairman of the Board and Chief
                                                          Executive Officer of Felmont Oil
                                                          Corporation from 1952 until Felmont
                                                          was acquired by Homestake in 1984.
Harry M. Conger...............      63          1977      Mr. Conger has been Chairman of the
                                                          Board of Homestake since 1982 and
                                                          Chief Executive Officer since 1978. He
                                                          was also President of Homestake from
                                                          1977 to 1986. He is a director of ASA
                                                          Limited (investment company), Baker
                                                          Hughes Incorporated (oil service and
                                                          equipment manufacturing), CalMat
                                                          Company (aggregates, asphalt, and
                                                          property development), and Pacific Gas
                                                          and Electric Company.
G. Robert Durham..............      65          1990      Mr. Durham has been President and
                                                          Chief Executive Officer and a director
                                                          of Walter Industries, Inc. (building
                                                          materials, home building, mortgage
                                                          financing and natural resource
                                                          development) since June 1991. He was
                                                          Chairman of the Board and President of
                                                          Phelps Dodge Corporation (mining) from
                                                          1987 to 1989, President and Chief
                                                          Operating Officer from 1985 to 1987,
                                                          and held other executive positions
                                                          with Phelps Dodge Corporation or
                                                          affiliated corporations beginning in
                                                          1977. He is a director of Atlantic
                                                          Gulf Communities Corporation (planned
                                                          community development), a director of
                                                          GFC Financial Corporation (financial
                                                          services), and a trustee of Mutual
                                                          Life Insurance Company of New York.
Robert K. Jaedicke............      65          1983      Mr. Jaedicke is a Professor (emeritus)
                                                          of Accounting at Stanford University
                                                          Graduate School of Business. He has
                                                          been on the Stanford faculty since
                                                          1961 and was Dean of the Graduate
                                                          School of Business from 1983 to 1990.
                                                          He is a director of Boise Cascade
                                                          Corporation (forest products and
                                                          paper), California Water Service
                                                          Company, Enron Corp. (natural gas and
                                                          liquid fuels), GenCorp (aerospace,
                                                          auto, polymer products), State Farm
                                                          Insurance Companies, and Wells Fargo &
                                                          Company and Wells Fargo Bank, N.A.

- ------------

* See "Certain Transactions with Affiliates and Indebtedness of Directors and Officers--Shareholder Agreement with Case Pomeroy" regarding the agreement with the Company under which Mr. Case is entitled to be nominated as a director. Mr. Case is the father-in-law of Robert H. Clark, Jr. So long as the agreement is in effect, Mr. Case is not subject to the Company's retirement policy for directors.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD.

     Homestake's Board of Directors held 14 meetings during calendar year 1993.

     The Board of Directors has five standing committees: Executive, Finance, Audit, Compensation and Nominating.

     The Executive Committee has authority to exercise most of the powers of the Board of Directors. It is intended to function on a standby basis. The members of the Committee are Messrs. Case, Conger (Chairman), Humphrey, Peeler, Schepman and Steen. The Executive Committee held one meeting during 1993.

     The Finance Committee reviews and makes recommendations to the Board of Directors about proposed dividends, investments and financial matters. The members of the Committee are Messrs. Clark, Conger, Grundstedt, Humphrey, Peeler (Chairman), Ryland and Steen. The Finance Committee held four meetings during 1993.

     The Audit Committee recommends to the Board of Directors appointment of the firm of independent auditors to examine and report to shareholders on the consolidated financial statements of Homestake, and receives and considers the reports of the auditors. The Committee also oversees Homestake's internal auditing and compliance with the Company's environmental policies and environmental laws. The members of the Committee are Messrs. Anderson, Clark, Jaedicke (Chairman), Neerhout and Ryland, all non-employee directors. The Committee held three meetings during 1993.

     The Compensation Committee evaluates and recommends to the full Board of Directors the levels of executive compensation and benefits. The Compensation Committee also administers the Company's stock option plans. The members of the Committee are Messrs. Durham, Fuerstenau, Grundstedt, Jaedicke, Neerhout and Schepman (Chairman), all non-employee directors. The Committee held four meetings during 1993.

     The Nominating Committee reviews and evaluates candidates for director, including nominees recommended by shareholders, and makes recommendations on candidates to the Board of Directors. Applications and communications relating to candidates for director may be sent to the Secretary of Homestake at the corporate offices in San Francisco. The members of the Committee are Messrs. Anderson, Case, Durham, Fuerstenau (Chairman), Ryland and Schepman, all non-employee directors. The Nominating Committee did not meet during 1993.

     Each director attended at least 75 percent of the total number of meetings of the Board of Directors and the respective committees on which he served. The aggregate average attendance at meetings of the Board of Directors and its committees was 94.8 percent.

COMPENSATION OF DIRECTORS.

     A director of Homestake who is not an employee of Homestake receives an annual retainer fee of $16,000 and each chairman of a committee of the Board of Directors who is not an employee of Homestake receives an additional annual retainer of $2,000. All directors, including employee directors, receive attendance fees of $900 for each meeting of the Board of Directors and $800 for each committee meeting. Directors who are non-residents of the State of California also receive an additional amount equal to 13% of their retainers and fees for meetings held in the State of California in order to compensate them for possible double taxation of such amounts by the State of California and their states or provinces of residence. Directors are entitled to defer compensation under the Deferred Income Plan described below under "Compensation of Executive Officers--Summary Compensation Table."

     Under the Employees' Stock Option and Share Rights Plan--1988 ("1988 Plan"), certain automatic share rights are made available to directors who are not employees of Homestake. For each year that the 1988 Plan is in effect, on the eighth business day following the day on which Homestake's annual earnings for the preceding year are released, each non-employee director on that date is granted share rights entitling him to receive shares of Homestake common stock for no consideration on the date he ceases to serve as a director.

The number of shares covered by each annual share right grant is calculated by dividing 10 percent of the compensation received for services as a director of Homestake for the preceding calendar year by the average fair market value of one share of Homestake common stock for the third through the seventh business days following release of Homestake's earnings for the preceding calendar year. Share rights are cancelled if an individual ceases to serve as a director within three years from the date of grant, other than by reason of death, disability, retirement at mandatory retirement age for directors, or termination within one year following a change of control as defined in the 1988 Plan. For 1993, a total of 1,921 share rights were granted under the 1988 Plan. No director was credited with more than 176 share rights for 1993.

     A director of HGAL who is not an employee of Homestake or HGAL receives an annual retainer fee of A$25,000. All directors, including employee directors, receive attendance fees of $1,800 for each meeting held in Australia and $900 for each meeting held in the United States. Messrs. Humphrey, Peeler and Schepman are non-employee directors of HGAL, and Gene G. Elam is an employee director.

     A director of Prime who is not an employee of Homestake or Prime receives an annual retainer of C$5,000 and attendance fees of C$500 for each board or committee meeting. M. Norman Anderson is a non-employee director of Prime.

     Under a consulting agreement with Hadley Case, Homestake Sulphur Company (a wholly-owned subsidiary of the Company) pays Mr. Case an annual retainer of $30,000, up to a maximum of $300,000. If Mr. Case dies or becomes disabled at any time, Homestake Sulphur will continue making payments to him or his designated beneficiary until a total of $300,000 has been paid. A total of $285,000 has been paid under this agreement through December 31, 1993.

     In July 1992, Homestake entered into a consulting agreement with Stuart T. Peeler under which Mr. Peeler provides advisory services to the Company with respect to its investment in the Main Pass 299 oil and sulphur project in the Gulf of Mexico. The agreement is terminable by either party on 30 days' notice. Mr. Peeler receives compensation at a rate of $1,000 for each day of service under the agreement. For 1993, the Company paid $24,906 to Mr. Peeler under the agreement.

     In March 1993, Homestake entered into a consulting agreement with William
A. Humphrey under which Mr. Humphrey provides advisory services to the Company with respect to various mining matters, principally involving Latin America. The agreement is terminable by either party on 30 days' notice. Mr. Humphrey receives compensation at a rate of $1,000 for each day of service under the agreement. For 1993, the Company paid $17,000 to Mr. Humphrey under the agreement.

     See "Certain Transactions with Affiliates and Indebtedness of Directors and Officers--Transaction with M. Norman Anderson" for information with respect to amounts paid to Mr. Anderson in connection with the close-out of Mr. Anderson's deferred payment right with Homestake Canada Inc.

COMPENSATION OF EXECUTIVE OFFICERS.

  Summary Compensation Table

     The following table sets forth summary information regarding compensation paid by Homestake and its subsidiaries for the years ended December 31, 1993, 1992 and 1991 to the chief executive officer and the other four highest compensated executive officers of Homestake for 1993:

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                             ANNUAL COMPENSATION             --------------------
                                      ---------------------------------
                                                                OTHER          AWARDS     PAYOUTS
                                                                ANNUAL       ----------   -------
                                                               COMPEN-       SECURITIES    LTIP      ALL OTHER
        NAME AND                                                SATION       UNDERLYING   PAYOUTS   COMPENSATION
   PRINCIPAL POSITION          YEAR   SALARY ($)   BONUS ($)    ($)(1)       OPTIONS(#)     ($)        ($)(2)
- ------------------------      -----   ---------    --------    --------      ----------   -------   ------------
Harry M. Conger                1993   $465,000     $210,000    $ 17,500(3)     91,500           0     $ 10,500(4)
  Chairman of the              1992    465,000            0      17,400(3)     61,000           0       15,984(5)
  Board and Chief              1991    465,000            0          --        53,800     $75,990           --
  Executive Officer
Gene G. Elam                   1993    235,000       83,000         900(6)     24,700           0        9,156(7)
  Vice President,              1992    235,000            0          --        37,400           0       14,658(8)
  Finance and Chief            1991    210,000            0          --        13,000           0           --
  Financial Officer
Wayne Kirk                     1993    300,000      105,000          --        31,500           0        9,474(9)
  Vice President,              1992    120,000 (10)       0          --        35,000           0          217(11)
  General Counsel              1991         --           --          --            --          --           --
  and Corporate Secretary
Peter Steen                    1993    385,000      175,000      98,750(12)    65,700           0       74,771(13)
  President and                1992    164,983 (14)       0      29,801(15)         0           0       67,306(16)
  Chief Operating              1991         --           --          --            --          --           --
  Officer
Jack E. Thompson               1993    215,000       75,300     104,810(17)     28,200          0        8,619(18)
  Executive Vice               1992    177,082            0     116,903(19)     55,500          0       10,966(20)
  President                    1991    150,000 (21)       0          --          9,300          0           --

- ------------

 (1) In accordance with the rules of the Securities and Exchange Commission (the "SEC"), the Company is not required to report "Other Annual Compensation" for 1991. The Company is not required to report the value of personal benefits for any year unless the aggregate dollar value exceeds the lesser of 10 percent of the executive officer's salary and bonus or $50,000.

 (2) In accordance with SEC rules, the Company is not required to report "All Other Compensation" for 1991.

 (3) Directors' fees.

 (4) Consists of $8,254 (matching contribution to Savings Plan) and $2,246 (imputed income based on value of life insurance provided by the Company).

 (5) Consists of $13,738 (matching contribution to Savings Plan) and $2,246 (imputed income based on value of life insurance provided by the Company).

 (6) HGAL directors' fees.

 (7) Consists of $7,810 (matching contribution to Savings Plan), $926 (imputed income based on value of life insurance provided by the Company), and $420 (payment to reflect amount of matching contribution that would have been made to Savings Plan had income not been deferred).

 (8) Consists of $13,392 (matching contribution to Savings Plan), $926 (imputed income based on value of life insurance provided by the Company), and $340 (payment to reflect amount of matching contribution that would have been made to Savings Plan had income not been deferred).

 (9) Consists of $8,254 (matching contribution to Savings Plan) and $1,220 (imputed income based on value of life insurance provided by the Company).

(10) Mr. Kirk joined the Company as Vice President, General Counsel and Secretary in September 1992.

(11) Imputed income based on the value of life insurance provided by the Company.

(12) Consists of $44,340 (relocation expenses paid to or on behalf of Mr. Steen), $36,910 (tax gross-up for relocation expenses), and $17,500 (directors' fees)).

(13) Consists of $7,448 (matching contribution to Savings Plan), $2,196 (imputed income based on value of life insurance provided by the Company), $2,468 (premiums paid on life insurance policy purchased by International Corona Corporation (now Homestake Canada Inc.)), and $62,659 (imputed interest on interest-free loans from Homestake Canada Inc.).

(14) Mr. Steen became President and Chief Operating Officer of Homestake in July 1992 when International Corona Corporation was acquired by the Company.

(15) Consists of $16,893 (relocation expenses paid to or on behalf of Mr. Steen), $6,808 (tax gross-up for relocation expenses) and $6,100 (directors' fees).

(16) Consists of $732 (imputed income based on value of life insurance provided by the Company), $11,203 (premiums paid on life insurance policy purchased by Homestake Canada Inc.), and $55,371 (imputed interest on interest-free loans from Homestake Canada Inc.)

(17) Consists of $92,600 (cost-of-living adjustment in connection with Mr. Thompson's foreign assignment), $9,000 (forgiveness of prior relocation loan) and $3,210 (tax return preparation).

(18) Consists of $7,532 (matching contribution to Savings Plan) and $1,087 (imputed income based on value of life insurance provided by the Company).

(19) Consists of $60,432 (relocation expenses paid to or on behalf of Mr. Thompson), $29,167 (cost-of-living adjustment in connection with Mr. Thompson's foreign assignment), $15,614 (tax gross-up for relocation expenses), $9,000 (forgiveness of prior relocation loan), $2,180 (financial planning), and $510 (tax return preparation).

(20) Consists of $10,630 (matching contribution to Savings Plan) and $336 (imputed income based on value of life insurance provided by the Company).

(21) Mr. Thompson became an executive officer during 1991. All salary paid during 1991, including salary paid to Mr. Thompson before he became an executive officer, is included.

     Under the Company's Deferred Income Plan, directors, officers and other key employees selected by the Compensation Committee are permitted to defer income. Under the plan, participants may elect to defer each year an amount not less than $2,500 nor more than 100 percent of compensation. Amounts deferred are credited with interest in an amount equivalent to the monthly Moody's Corporate Bond Yield Average as published by Moody's Investors Service, Inc.

  Agreements with Certain Executives

     By an agreement between Harry M. Conger and Homestake dated July 16, 1982, as amended February 23, 1990 ("Conger Agreement"), Mr. Conger will receive upon retirement, for life, monthly compensation equal to 55 percent of the average of his 36 consecutive months of highest compensation less one-half of his Social Security benefits. On Mr. Conger's death before retirement (or for the remaining portion of a ten-year period from the date of his retirement if his death occurs after retirement), his surviving spouse will receive monthly for ten years the amounts Mr. Conger would have received had he survived and thereafter 50 percent of such amounts for her life. Under certain circumstances, retirement benefits payable to Mr. Conger before age 65 will be suspended if he serves as a senior executive of another enterprise with annual sales of over $100 million in the preceding year other than following a merger or takeover of Homestake. A merger or takeover is defined in the Conger Agreement as any of the following events:
(i) Homestake is a party to a merger or combination under the terms of which less than 75 percent of the shares in the resulting company are owned by the shareholders of Homestake immediately preceding such event; (ii) at least 75 percent in fair market value of Homestake's assets are sold, or (iii) at least 25 percent in voting power in election of directors of Homestake's capital stock is acquired by any one person or group as that term is used in Rule 13d-5 under the Securities Exchange Act of 1934. On termination of Mr. Conger's employment with Homestake, all unexercised stock options become immediately exercisable and may be surrendered to Homestake in exchange for a cash payment equal to the excess of the market price over the option price. Mr. Conger is not entitled to benefits if his employment is terminated for material acts of willful misconduct or gross negligence.

     Homestake has severance agreements with Messrs. Elam, Kirk, Steen and Thompson under which they are entitled to benefits in the event of a merger or takeover (defined as in the Conger Agreement). Entitlement to benefits arises if within three years of a merger or takeover, the executive's employment is terminated or if he elects to terminate his employment following (i) a reduction in salary or other benefits, (ii) a change in location of employment, (iii) a change in position, duties, responsibilities or status inconsistent with the executive's prior position or (iv) a reduction in responsibilities, titles, or offices as in effect immediately before such merger or takeover. Benefits payable under the agreements consist of (i) a lump sum cash payment equal to two times the highest annual salary and bonus, including deferred compensation, during the three-year period preceding termination, (ii) continuation of participation in insurance and certain other fringe benefits for two years, and
(iii) relocation assistance to the extent not provided by another employer. Benefits payable under the agreements are in lieu of any severance benefits under Homestake's general severance policy. In July and August 1992, Homestake acquired the outstanding voting securities of Homestake Canada Inc. (formerly named International Corona Corporation). The acquisition is deemed to be a "merger" for the purposes of the severance agreements held by Messrs. Elam and Thompson. See "Retirement Plans -- Executive Supplemental Retirement Plan" below for additional information as to an agreement with Mr. Steen regarding retirement benefits.

STOCK OPTION PLANS.

  Options Granted

     The following table sets forth certain information with respect to options granted during 1993 to each named executive officer under the 1988 Plan.

                             OPTION GRANTS IN 1993

                                                   % OF
                                                   TOTAL                                  POTENTIAL REALIZABLE
                                     NO. OF       OPTIONS                                   VALUE AT ASSUMED
                                   SECURITIES     GRANTED     EXERCISE                    ANNUAL RATES OF STOCK
                                   UNDERLYING       TO           OR                      PRICE APPRECIATION FOR
                                    OPTIONS      EMPLOYEES      BASE                           OPTION TERM
                                    GRANTED      IN FISCAL     PRICE      EXPIRATION     -----------------------
               NAME                  (#)(1)        YEAR        ($/SH)        DATE          5%(2)       10%(2)
- ---------------------------------------------    ---------    --------    ----------     ---------   -----------
Harry M. Conger                      91,500         17.8%     $12.175       3/2/03       $ 701,828    $1,771,280
Gene G. Elam                         24,700          4.8       12.175       3/2/03         189,455       478,149
Wayne Kirk                           31,500          6.1       12.175       3/2/03         241,613       609,785
Peter Steen                          65,700         12.8       12.175       3/2/03         503,935     1,271,837
Jack E. Thompson                     28,200          5.5       12.175       3/2/03         216,301       545,903

- ------------

(1) Granted at fair market value on March 2, 1993 and vest in 25 percent increments on the first through fourth anniversaries of the grant date. Vesting of options is accelerated in specified circumstances, including upon certain reorganizations and the commencement of certain tender offers.

(2) Compounded annually.

(3) During 1993, options held by Peter Steen to acquire common shares of International Corona Corporation were converted into options to acquire shares of Homestake common stock. See "Conversion of International Corona Corporation Options to Homestake Options" below.

  Options Exercised

     The following table sets forth certain information with respect to options exercised during 1993 by each named executive officer.

                      AGGREGATED OPTION EXERCISES IN 1993
                       AND OPTION VALUES AT 1993 YEAR END

                                                            NO. OF
                                                          SECURITIES
                                                          UNDERLYING
                                                          UNEXERCISED        VALUE OF UNEXERCISED
                                                            OPTIONS          IN-THE-MONEY OPTIONS
                                          VALUE         AT YEAR END (#)         AT YEAR END ($)
                    SHARES ACQUIRED     REALIZED         EXERCISABLE/            EXERCISABLE/
        NAME        ON EXERCISE (#)        ($)           UNEXERCISABLE           UNEXERCISABLE
- -----------------------------------    -----------      ---------------      ---------------------
Harry M. Conger               0                 0       311,824/174,100      $2,158,089/$1,362,485
Gene G. Elam             15,850         $ 116,656         15,000/59,250             29,063/493,559
Wayne Kirk                  400             2,350         23,350/42,750            208,931/407,081
Peter Steen                   0                 0          7,729/73,429(1)          22,575/668,078(1)
Jack E. Thompson         27,550           165,941         15,315/76,225             70,344/643,828

- ------------

(1) Includes options to acquire shares of Homestake common stock that were acquired pursuant to the conversion of options to acquire International Corona Corporation common shares. See "Conversion of International Corona Corporation Options to Homestake Options" below.

     Homestake's stock option plans permit optionees designated by the Compensation Committee to pay part of the option price by delivering to Homestake a promissory note. Each note bears interest and is secured by a pledge of Homestake common shares with an aggregate market value at the time of delivery of the note at least equal to the principal amount of the note. In 1993, no optionee under Homestake stock option plans had indebtedness in excess of $60,000 to the Company in respect of stock options.

  Conversion of International Corona Corporation Options to Homestake Options

     Following the Company's acquisition of the outstanding voting shares of International Corona Corporation (since renamed Homestake Canada Inc.), unexercised Corona stock options continued to be outstanding and immediately exercisable. In addition, there continued in existence deferred payment rights with respect to Corona common shares, under which selected option holders who had previously exercised options were entitled to defer payment for and receipt of the shares until the market price for the shares equaled the exercise price. A limited number of holders of deferred payment rights also had agreements with Corona under which those holders were entitled, in the event of termination of their employment with Corona, to close out their deferred payment rights by electing to pay for the shares and to receive a payment from Corona in the amount by which the exercise price under the deferred payment right exceeded the market price of the Corona shares subject to the deferred payment right, plus an additional amount sufficient to pay all income taxes associated with that payment. During 1993, the Company offered to all holders of Corona options and deferred payment rights the opportunity to substitute Homestake common stock for the Corona common shares at the same ratio of Homestake common stock offered to holders of Corona common shares in the acquisition of Corona (0.35 Homestake common shares for one Corona common share), with a corresponding adjustment in the option or deferred payment price, converted from Canadian to United States dollars. By acceptance of the offer, Peter Steen's options for 22,083 Corona common shares became options for 5,250 Homestake shares at an exercise price of $17.70 (expiring October 31, 2001) and options for 2,479 Homestake shares at an exercise price of $42.768 (expiring December 9, 1997). Also by acceptance of the offer, M. Norman Anderson's options for 15,000 Corona common shares became options for 5,250 Homestake shares at an exercise price of $17.70 (expiring October 31, 2001). See "Certain Transactions with Affiliates and Indebtedness of Directors and Officers--Transaction with M. Norman Anderson" for information with respect to the close out of Mr. Anderson's deferred payment right with Corona.

RETIREMENT PLANS.

  Retirement Plan

     All full-time salaried employees of Homestake (approximately 500 persons) participate in the Homestake Retirement Plan, a noncontributory defined benefit plan ("Retirement Plan").

     Under the Retirement Plan, participants accrue benefits at the rate of two percent per year of service during the first 25 years and one-half percent for each year of service thereafter. Normal retirement age under the Retirement Plan is 65. Early retirement, with reduced benefits, is permitted after age 55 with five years of service. The Retirement Plan is integrated with Social Security. For a participant who retires at age 65 with 25 years of service, the monthly benefit payable will be 50 percent of the average monthly compensation during the 60 consecutive months of highest compensation (less one-half of the participant's Social Security benefits). Benefits paid upon retirement are subject to a cost-of-living increase, up to a maximum of three percent per year. Vesting requires five years of service. Homestake makes annual actuarially determined contributions to the Retirement Plan to provide the benefits to retirees. Funding contributions are not segregated as to individual employees.

     The following table shows selected estimated annual benefits payable upon retirement at age 65 under the Retirement Plan for persons having specified years of service and the indicated remuneration. The table includes amounts that may be payable under the Supplemental Retirement Plan described below ("SRP"). Amounts shown are calculated on a straight life annuity basis and are shown before deduction for one-half of Social Security benefits. For purposes of the Retirement Plan and the SRP, the years of service as of December 31, 1993 for Messrs. Conger, Elam, Kirk, Steen and Thompson are 18 years, 3 years, 1 year, 8 years and 12 years, respectively. For purposes of these plans, earnings include salary and bonus but exclude directors' fees and other benefits that are included in the Summary Compensation Table.

                                YEARS OF SERVICE

    AVERAGE
ANNUAL EARNINGS
(60 CONSECUTIVE
HIGHEST MONTHS)     10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
- ---------------     --------     --------     --------     --------     --------     --------
   $ 150,000        $ 30,000     $ 45,000     $ 60,000     $ 75,000     $ 78,750     $ 82,500
     200,000          40,000       60,000       80,000      100,000      105,000      110,000
     250,000          50,000       75,000      100,000      125,000      131,250      137,500
     300,000          60,000       90,000      120,000      150,000      157,500      165,000
     350,000          70,000      105,000      140,000      175,000      183,750      192,500
     400,000          80,000      120,000      160,000      200,000      210,000      220,000
     450,000          90,000      135,000      180,000      225,000      236,250      247,500
     500,000         100,000      150,000      200,000      250,000      262,500      275,000
     550,000         110,000      165,000      220,000      275,000      288,750      302,500
     600,000         120,000      180,000      240,000      300,000      315,000      330,000

  Supplemental Retirement Plan

     The Employee and Retirement Income Security Act of 1974 ("ERISA") imposes a maximum limit on annual retirement benefits payable under retirement plans. For 1993, that annual limit was $115,641. In addition, the Tax Reform Act of 1986 ("1986 Act") limits the amount of annual compensation that may be considered under qualified retirement plans. In 1993, that annual limit was $235,840. Under the SRP, executive officers and key employees selected by the Compensation Committee will be entitled to a supplemental retirement benefit equal to the difference between the full amount of their pension benefits determined under the Retirement Plan and the maximum amount permitted to be paid under ERISA and the 1986 Act. All of the officers identified in the Summary Compensation Table are participants in the SRP.

  Executive Supplemental Retirement Plan

     Homestake has established an Executive Supplemental Retirement Plan ("Supplemental Plan") for executive officers and key employees selected by the Compensation Committee. Under the Supplemental Plan, participants accrue benefits under the following formula. Service credit is determined by multiplying 3 2/3 percent by years of service, up to a maximum of 15 years. Service credit is then multiplied by average monthly compensation during the 36 consecutive months of highest compensation to determine a monthly retirement benefit. The monthly benefit is reduced by one-half of Social Security benefits and by benefits payable under all other Homestake retirement plans and those of prior employers. Retirement is permitted at age 62 after 10 years of service, although a participant who has attained age 60 and 10 years of service may elect early retirement and receive a reduced benefit if approved by the Compensation Committee. The Supplemental Plan is unfunded. The following table shows selected estimated annual benefits payable under the Supplemental Plan, calculated on a straight life annuity basis, assuming retirement at age 62, to persons having specified years of service and the indicated average earnings before reductions for integration with Social Security and also before reduction for other Homestake retirement plans or those of prior employers. Payments under the Supplemental Plan are not limited by ERISA or the 1986 Act. All of the officers identified in the Summary Compensation Table are participants in the Supplemental Plan. For purposes of the Supplemental Plan, the years of service as of December 31, 1993 for Messrs. Conger, Elam, Kirk, Steen and Thompson are 15 years, 7 years, 1 year, 8 years and 12 years, respectively.

                                YEARS OF SERVICE

    AVERAGE
ANNUAL EARNINGS
(36 CONSECUTIVE
HIGHEST MONTHS)     10 YEARS     13 YEARS     15 YEARS
- ---------------     --------     --------     --------
   $ 150,000        $ 55,000     $ 71,500     $ 82,500
     200,000          73,333       95,334      110,000
     250,000          91,667      119,167      137,500
     300,000         110,000      143,000      165,000
     350,000         128,333      166,835      193,500
     400,000         146,668      190,668      220,000
     450,000         165,000      214,500      247,500
     500,000         183,333      238,335      275,000
     550,000         201,667      262,169      302,500
     600,000         220,000      286,002      330,000

     In partial consideration for Mr. Steen agreeing to terminate his employment agreement with International Corona Corporation and foregoing certain rights under that agreement, in 1993 the Company entered into an agreement with Mr. Steen pursuant to which Mr. Steen is entitled to receive a minimum annual retirement benefit under the Supplemental Plan equal to $80,000 per year (subject to the reductions described above), regardless of whether he retires prior to having 10 years of service under the Supplemental Plan.

PERFORMANCE GRAPH.

     Set forth below is a line graph comparing the cumulative total shareholder return on Homestake common stock for the five years ended December 31, 1993, based on the market price of the Homestake common stock and assuming reinvestment of dividends, with the cumulative total return of companies on the Standard & Poor's 500 Index and Standard & Poor's Gold Index.

     THE FOLLOWING PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY HOMESTAKE UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934.

      Measurement Period
    (Fiscal Year Covered)          Homestake       S & P 500      S & P GOLD
1988                                       100             100             100
1989                                       154             132             145
1990                                       156             128             128
1991                                       132             166             104
1992                                        92             179              97
1993                                       185             197             178

- ------------

* $100 invested on December 31, 1988 in stock or index, including reinvestment of dividends. Fiscal years ending December 31.

COMPENSATION COMMITTEE REPORT*

     The Compensation Committee is responsible for administering the policies that govern executive compensation. The Compensation Committee evaluates the performance of management and recommends to the full Board of Directors the compensation level for all officers and key employees. The Committee also administers the Company's stock option plans and determines the amount of stock options granted to officers and key employees. The Committee is comprised of six non-employee directors.

     The Company's executive compensation program has the following objectives:

          - Attract and retain key executives critical to the long-term success of the Company.

          - Reward performance that benefits the shareholders.

     The basic compensation program consists of both cash and long-term, equity-based compensation. In addition, executives may participate in the Company's Retirement Plan, the Supplemental Retirement Plan, and the Executive Supplemental Retirement Plan (described elsewhere in this Proxy Statement), and the Company's Savings Plan, which is generally available to all salaried employees and which provides for Company matching contributions with employee contributions. Executives may also defer income under the Deferred Income Plan.

     Annual cash compensation consists primarily of a base salary and an annual bonus under the Company's Bonus Plan. In order to emphasize performance and success, the Company's policy is to pay base salaries that are generally competitive with the median of base salaries paid by comparable companies, and to reward performance by paying bonuses when the Company is profitable and when individual performance or other extraordinary circumstances warrant special recognition. The Compensation Committee determines and recommends to the Board of Directors a base salary for each of the key executive officers, based upon individual performance, responsibility and competitive factors, including compensation in the mining industry. To that end, the Company, under the direction of the Compensation Committee, conducts an annual survey of salary increases nationally and also by companies believed to be comparable to the Company (Amax Gold, American Barrick, Battle Mountain Gold, BHP Gold, Cypress Minerals, Echo Bay Mining, Hecla Mining, Newmont, Pegasus Gold, Placer Dome and Santa Fe Minerals), and the Compensation Committee uses that information in recommending base salary levels.

     Although the Compensation Committee gives some consideration to profitability in determining base salaries, substantial weight is given to profitability as well as individual performance and level of responsibility in determining whether to recommend annual bonuses and the amount of bonuses. Under the Bonus Plan, each executive officer is assigned a target bonus amount at the beginning of each year based on a subjective evaluation of each person's level of responsibility and potential contribution to the Company. At the end of each year, the Compensation Committee evaluates Company profitability and individual officer performance and applies a multiplier which has both a profitability component and an individual performance component. The dollar amount of the bonus as so calculated is equal to the target bonus amount times the profitability multiplier and times the individual performance multiplier. The Compensation Committee then recommends the bonuses for approval by the Board of Directors. For the year 1993, the Compensation Committee adopted as a profitability multiplier 50% for estimated net income of $30 million, increasing to 100% for estimated net income of $50 million.

     Long-term, equity-based compensation is provided through the grant of stock options. The purpose is to provide key employees with an incentive to continue as employees of the Company over a long term and to align their long-range interests with those of the shareholders by providing the opportunity to have a stake in the Company. The Compensation Committee reviews and approves stock option awards to executive officers and other key employees of the Company and its subsidiaries. The number of options awarded annually is generally based on a formula. For each optionee an annual target gain is established based on salary and a

- ---------------

     * The Compensation Committee Report shall not be deemed to be incorporated by reference in any filings of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

subjective evaluation of the perceived impact that the optionee may have on the Company's success through performance of his or her responsibilities. A number of options are granted which, assuming an appreciation of 12 percent per year over five years, will give an amount of appreciation equal to the target gain. The Compensation Committee does not consider the number of outstanding options in determining annual option awards. The Compensation Committee has the authority to determine the recipients of stock option awards, the terms of options, and the number of shares subject to options. Stock options generally vest over a four year period and have a 10 year term. Based on an independent survey commissioned by the Company, as of September 1992 the value of Homestake's long-term incentive grants have generally been equal to or somewhat below those of comparable mining companies.

     Chief Executive Officer. Evaluation of the Chief Executive Officer's compensation is conducted by the Compensation Committee without the Chief Executive Officer being present. In November 1992, after reviewing the proposed levels of 1993 compensation for other mining company executives and also considering the Company's 1991 and 1992 performance, the Compensation Committee determined that it would be appropriate for the 1993 base salary for the Chief Executive Officer to be set at the same base rate in effect at the end of 1991 and 1992 ($465,000), and that recommendation was accepted by the Board of Directors. The Compensation Committee also recommended a target bonus equal to 45% of base salary. In November 1993, after considering the Company's estimated profit performance and evaluating the individual performance of Mr. Conger, the Committee recommended a 1993 bonus equal to 100% of the target bonus, and that recommendation was accepted by the Board of Directors.

     Other Executive Officers. In November 1992, after reviewing the proposed levels of 1993 compensation for other mining company executives and also considering the Company's 1992 performance, the Compensation Committee determined that it would be appropriate for the 1993 base salary for all executive officers to be set at the same base rate in effect at the end of 1992, and that recommendation was accepted by the Board of Directors. The Compensation Committee also recommended target bonuses ranging from 20% to 45% of base salary. In November 1993, after considering the Company's estimated profit performance and evaluating the individual performances of the executive officers, the Committee recommended 1993 bonuses equal to 100% of the target bonuses for such officers, and that recommendation was accepted by the Board of Directors.

     Limitation on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code limits the deductibility of compensation of the Chief Executive Officer and four other highest paid executive officers to $1,000,000 per year (subject to certain exceptions). None of the Company's officers receive annual compensation in excess of the maximum deductible amount. If, because of competitive factors and individual performance, the Compensation Committee should determine that it was appropriate to pay one or more executive officers in excess of annual maximum deductible amount, the Compensation Committee would expect to recommend such compensation.

March 14, 1994

                                     COMPENSATION COMMITTEE

                                     G. ROBERT DURHAM
                                     DOUGLAS W. FUERSTENAU
                                     HENRY G. GRUNDSTEDT
                                     ROBERT K. JAEDICKE
                                     JOHN NEERHOUT, JR.
                                     BERNE A. SCHEPMAN, Chairman

                    CERTAIN TRANSACTIONS WITH AFFILIATES AND
                     INDEBTEDNESS OF DIRECTORS AND OFFICERS

SHAREHOLDER AGREEMENT WITH CASE POMEROY.

     In connection with Homestake's acquisition of Felmont Oil Corporation in 1984, Homestake, Case Pomeroy & Company, Inc., and Hadley Case entered into a Shareholder Agreement, which agreement was amended in 1989, and further amended on March 27, 1992. Mr. Case, with family associates including Robert H. Clark, Jr., is the controlling shareholder of Case Pomeroy. See "Principal Holders of Homestake Common Stock." The Shareholder Agreement provides that neither Case Pomeroy nor Mr. Case nor persons controlled by them will acquire additional Homestake shares without prior written consent of Homestake if the effect would be to increase the voting power represented by their holdings of Homestake shares on January 1, 1989. The Shareholder Agreement grants to Homestake certain rights of first refusal in the event Case Pomeroy or Mr. Case elects to sell Homestake shares other than (a) to Homestake or persons approved by Homestake,
(b) to Mr. Case or wholly-owned subsidiaries of Case Pomeroy (who, if they are to receive more than two percent of the outstanding Homestake voting shares, must agree to be bound by the terms of the Shareholder Agreement), (c) in underwritten public offerings registered under the Securities Act of 1933 ("Securities Act"), (d) in transactions complying with the volume limitations of Rule 144 under the Securities Act, (e) to persons who would not hold one percent or more of the outstanding Homestake voting shares or, (f) pursuant to a tender or exchange offer.

     Until the Shareholder Agreement terminates, Homestake has agreed that so long as Mr. Case and Mr. Clark are able to serve as directors of Homestake, Case Pomeroy is entitled to designate Mr. Case and Mr. Clark as nominees. If both Mr. Case and Mr. Clark are unable to serve or cease to serve as directors of Homestake for any reason, Case Pomeroy is entitled to designate one person, approved by Homestake, to fill the vacancy until such other nominee is elected and qualified. Except as discussed below, most provisions of the Shareholder Agreement will terminate on the earlier of December 31, 1996, or the date on which Case Pomeroy, Mr. Case and all persons controlled by either of them cease to own, in the aggregate, securities having at least three percent of the voting power of Homestake.

     Each of Homestake and Case Pomeroy indirectly owns a 25 percent undivided co-tenancy interest in the Round Mountain mine in Nye County, Nevada, under the terms of an Operating Agreement with Round Mountain Gold Corporation, the owner of a 50 percent undivided interest and the manager of the mine. The Shareholder Agreement provides that whenever any action is to be taken pursuant to the Operating Agreement that requires consent or approval of a majority of the co-tenancy interests, Case Pomeroy and Homestake will cause their respective subsidiaries to agree to take such action as they agree upon in advance. The Shareholder Agreement also provides that neither Case Pomeroy, nor Homestake, nor their respective subsidiaries will, directly or indirectly, transfer any interest in the Round Mountain mine without the approval of the other. Approval of a majority of the co-tenancy interests is required for most budgets and work programs carried out by the manager of the Round Mountain mine.

TRANSACTIONS WITH CASE POMEROY.

     Under a 1985 agreement, Case Pomeroy transferred to Homestake all of Case Pomeroy's interests in certain unpatented mining claims and other mineral properties in the United States and Canada previously jointly owned by Case Pomeroy and Homestake Sulphur. Case Pomeroy reserved a 2.5 percent net smelter return royalty interest in each property transferred, as well as an option to convert all or part of the reserved royalty into a 40 percent participating interest in the property if commercial production appears feasible. No royalties have been paid. The transferee has no obligation to explore, develop or make any expenditures on any property transferred and may drop any property at any time after first offering to quitclaim it to Case Pomeroy.

INDEBTEDNESS OF DIRECTORS AND OFFICERS.

     Prior to the Company's acquisition of control of International Corona Corporation, Corona loaned to Peter Steen C$1,865,469 for use in purchasing Corona common shares, which amount accrued interest in the total amount of C$29,050 until January 1, 1991, after which it was non-interest bearing. The maximum amount outstanding during 1993 on this loan was C$1,873,816. Mr. Steen paid the outstanding principal and interest in full in July 1993. Corona also loaned Mr. Steen C$330,000 for the purpose of purchasing a house. The loan was non-interest bearing. The maximum principal amount outstanding during 1993 was C$41,342. The loan was repaid in full in May 1993.

     Prior to the Company's acquisition of control of Corona, Corona made a loan to Gillyeard J. Leathley (now a Vice President of the Company), in the amount of C$200,000 for the purpose of purchasing a home. The loan was non-interest bearing. The maximum principal amount outstanding during 1993 on this loan was C$140,000. The loan was repaid in full in December 1993.

TRANSACTION WITH M. NORMAN ANDERSON.

     At the time of the Company's acquisition of International Corona Corporation, Mr. Anderson had a deferred payment right with Corona with respect to 159,543 Corona common shares. See "Compensation of Executive Officers--Conversion of International Corona Corporation Options to Homestake Options" above. That deferred payment right included the right to close out the deferred payment right by electing to pay for the Corona common shares and to receive a payment from Corona in an amount by which the exercise price under the deferred payment right exceeded the market price of the Corona common shares subject to the deferred payment right, plus an additional amount sufficient to pay all income taxes associated with the close-out (the "close-out payment"). At the time of the Company's acquisition of Corona, Mr. Anderson ceased to be an employee of Corona and thereby became entitled at any time to close out his deferred payment right and to receive a close-out payment. In November 1993, Mr. Anderson elected to close out his deferred payment right. In connection with that close-out, the Company, Homestake Canada Inc. and Mr. Anderson agreed to substitute 55,840 Homestake common shares for the 159,543 Corona common shares under the agreement (ratio of 0.35 Homestake common shares for one Corona common share). Mr. Anderson purchased the resultant 55,840 Homestake common shares for C$1,850,000 and, based on the market value of the Homestake common shares at the time of the purchase (C$1,454,623), Mr. Anderson received a close-out payment from Homestake Canada Inc. of C$790,754.

                                 PROPOSAL NO. 2

                APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, on the recommendation of the Audit Committee, has engaged the firm of Coopers & Lybrand as independent auditors to audit and report to the shareholders on the financial statements of Homestake for the year 1994. Representatives of the firm are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Although shareholder approval of the engagement is not required by law, the Board of Directors desires to solicit such approval. If the appointment of Coopers & Lybrand is not approved by a majority of the shares represented at the meeting, the Board of Directors will consider the appointment of other independent auditors for 1994.

     On March 3, 1993, pursuant to the recommendation of the Audit Committee, the Company terminated Deloitte & Touche as independent accountants for the Company and its subsidiaries upon completion of their 1992 audit engagement. Deloitte & Touche's reports on the financial statements of the Company for 1991 and 1992 did not contain an adverse opinion or a disclaimer of opinion and the reports were not qualified or modified as to uncertainty, audit scope, or accounting principles. During 1991 and 1992 and the interim period through the date of termination, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte & Touche would have caused Deloitte & Touche to make a reference to the subject matter of the disagreement in connection with its reports. During 1991 and 1992 and the interim period through the date of termination, there did not occur any kind of event listed in paragraphs (a)(1)(v)(A) through (D) of SEC Regulation S-K, Item 304.

     THE BOARD OF DIRECTORS OF HOMESTAKE UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF APPOINTMENT OF COOPERS & LYBRAND AS INDEPENDENT AUDITORS FOR THE YEAR 1994. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THIS PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

                             SHAREHOLDER PROPOSALS

     To be considered for inclusion in the Proxy Statement for the 1995 annual meeting, proposals of shareholders must be received by Homestake no later than November 25, 1994. Such proposals should be directed to the Secretary of Homestake.

                                            By Order of the Board of Directors

                                            [SIG]

                                            WAYNE KIRK
                                            Secretary

San Francisco, California
March 25, 1994

                                                           (LOGO)

PROXY
                            HOMESTAKE MINING COMPANY
                              650 California Street
                        San Francisco, California 94108

                 ANNUAL MEETING OF SHAREHOLDERS - MAY 10, 1994

         This Proxy is Solicited on Behalf of the Board of Directors

PROXY - The undersigned hereby appoints HARRY M. CONGER, PETER STEEN and WAYNE KIRK as proxies, each with the power to appoint a substitute, and hereby authorizes a majority (or if only one, then that one) of them to represent and to vote, as designated on the reverse side, all shares of common stock of Homestake Mining Company held of record by the undersigned on March 14, 1994 at the Annual Meeting of Shareholders, or any postponement or adjournment thereof.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE





/X/  Please mark votes as in this example.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS NUMBER 1 AND 2.

1.  Election of the five Class 1 Directors (term of three years)

Nominees:  M. Norman Anderson, Robert H. Clark, Jr., Douglas W. Fuerstenau,
           Glen L. Ryland and Berne A. Schepman.

                / /  FOR      / /  WITHHELD

___________________________________________________________________________
Instruction:  To withhold authority to vote for one or more nominees, print name(s) of nominee(s) on line above.


2.  APPOINTMENT OF COOPERS & LYBRAND AS INDEPENDENT AUDITORS FOR 1994.

                / /  FOR      / /  AGAINST      / /  ABSTAIN


/X/  MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

BY EXECUTION OF THIS PROXY THE UNDERSIGNED HEREBY AUTHORIZES SUCH PROXIES OR THEIR SUBSTITUTES TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(THIS PROXY SHOULD BE MARKED, DATED, SIGNED BY THE SHAREHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON, AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.)

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